UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EnviraTrends, Inc.

(Name of small business issuer in our charter)

Wyoming	5900	27-0566627

(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

1900 Main Street Suite 312 Sarasota, FL	34236

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  941.365.8835

WYOMING CORPORATE SERVICES, INC.
2710 Thomes Ave.
Cheyenne, Wyoming 82001

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee [1] [2]
Common Stock offered by the Selling Stockholders [3]	550,000	$0.02	$11,000	$1.00

(1) Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on recent prices of private transactions.

(2) Calculated under Section 6(b) of the Securities Act of 1933 as .0000713 of the aggregate offering price.

(3) Represents shares of the registrant’s common stock being registered for resale that have been issued to the selling shareholders named in this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

PROSPECTUS

ENVIRATRENDS, INC.

Selling shareholders are offering up to 550,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.    We will not receive proceeds from the sale of shares from the selling shareholders.

There are no underwriting commissions involved in this offering.  We have agreed to pay all the costs of this offering. Selling shareholders will pay no offering expenses.

Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchangeor the OTC Bulletin Board, although it is our intention to request that a market maker file a Form 211 to secure a qualification for our securities to be quoted on the OTC Bulletin Board or OTCQB.  There is no guarantee that our securities will ever trade on the OTC Bulletin Board, OTCQB or other exchange.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________ , 2010.

TABLE OF CONTENTS

SUMMARY INFORMATION AND RISK FACTORS	4
RISK FACTORS	8
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	12
DILUTION	13
SELLING SHAREHOLDERS	13
PLAN OF DISTRIBUTION	15
LEGAL PROCEEDINGS	17
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
DESCRIPTION OF SECURITIES	20
INTEREST OF NAMED EXPERTS	21
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	21
DESCRIPTION OF BUSINESS	21
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	25
DESCRIPTION OF PROPERTY	27
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
EXECUTIVE COMPENSATION	31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	33

SUMMARY INFORMATION AND RISK FACTORS

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.  Please do not enter into a investment decision on our company without proper guidance from your financial advisor or a registered broker.

Organization

EnviraTrends, Inc. is a Wyoming corporation formed on June 22, 2009.  We incorporated in Wyoming as we wished laws governing corporate matters to be governed by Wyoming law.

We decided to incorporate in Wyoming rather than any other state because we believe that incorporating in Wyoming offers the following benefits, not all of which are available to us if we incorporated in other states:

Wyoming doesn’t have –

•	Personal income tax
•	Corporate income tax
•	Inventory tax
•	Gross receipts tax
•	Franchise tax
•	Disclosure of shareholders
•	Business or "per-capita" tax
•	Excise tax
•	Sales, property and inheritance taxes are among the lowest in America

Wyoming corporate law also provides for –

•	Unlimited ability to issue stock
•	Low annual fees
•	As an officer or director, Wyoming laws are specific in that one cannot be held responsible for the debts of the corporation
•	Directors and/or shareholders meetings may be held anywhere in the world
•	Stock in a Wyoming corporation may be issued in exchange for anything of value
•	Wyoming law provides for lifetime proxies.

As we do business in Florida, we have filed the appropriate qualification to do business in Florida as a Florida corporation and have filed our qualification as an exhibit to this registration statement.

Our principal office is located at 1900 Main Street, Suite 312, Sarasota FL 34236.  Phone:  941.365.8835

Business

We intend to market a pet memorial product.  We currently intend to secure the services of third party manufacturers to turn cremated pet ashes into glass “Eternal Gems.”  Eternal Gems will differ in color and clarity, and size depends on the weight of the animal. Future customers, if any, will be able to have all the cremated remains converted into an Eternal Gem sculpture or to select a design from the Gemstone or Touchstone Series, which will require a smaller portion of the cremated remains.

On December 23, 2009, we acquired the rights to our products from ImagiTrend Group LLC in exchange for 3,180,000 shares of common stock.  Russell Haraburda, our president and director, is Managing Member of ImagiTrend Group LLC.

Since our inception, we have been continuously engaged in operational activities related to developing our business plan by:

•	Securing the rights to our product as described in “Business – Intellectual Property”

•	Completing the development phase of manufacturing and selling our products by:
o
commencing to contact manufactures in Asia to outsource all manufacturing of our products as well as potential sources to fulfill distribution of our product– although we have no contracts in place as of the date of this registration statement

o	marketing to pet crematoriums, cemeteries, major pet supply chains and veterinarians through discussions between our management and these sources

•	Modifying our current business plan such that we believe we can commence generating revenues with minimal additional capital

o
.  We have developed our current business plan that requires only an additional estimated up to $50,000, primarily for overhead items related to marketing such as printing, postage and telephone, to implement our current business plan to enable us to start generating revenues by outsourcing all of our manufacturing and distribution.  We are registering our shares for resale at this time despite our need to raise additional capital because we believe registering these shares will facilitate our ability to secure a qualification for quotation of our securities on the OTCBB and that this qualification will facilitate our ability to raise this minimal amount of additional funding.  Our officer and directors will handle all marketing functions for no additional compensation.  Although we have held preliminary discussions with third party manufactures and distributors, we do not have any binding contracts, agreements or commitments at this time and based upon these discussions do not believe we will have any until we become a public company.  As of November 3, 2010, we have $7,849 in cash in our bank account which we intend to use to implement this current plan.  In the future, if we secure the necessary funding of up to $500,000, we plan on opening a 4,000 square foot production/showroom facility in the second quarter on Washington Blvd. in Sarasota, Florida to distribute and display the Eternal Gems. The opening of the proposed distribution/showroom facility is not critical to our plan to be in the marketplace as soon as possible.

As of the date of this registration statement, manufacturing and distribution of our products by third parties has not commenced.  We have not sold any products as of the date of this registration statement.

We do not consider ourselves a blank check company in that we have a specific implementable business plan to generate revenues as described above, we have already taken steps to implement that business plan and intend to continue to do so, and we do not have any intention to engage in a reverse merger with any unidentified entity in an unrelated industry.

The Offering

As of the date of this prospectus, we had 24,194,850  shares of common stock outstanding.

Selling shareholders are offering up to 550,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   We will pay all expenses of registering the securities, estimated at approximately $100,000.  We will not receive any proceeds of the sale of these securities.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.  The current absence of a public market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Financial Summary

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision. The following table summarizes our financial position as of June 30, 2010 and September 30, 2009, and the results of our operations for the periods ended June 30, 2010 and September 30, 2009, which were derived from our audited financial statements.

Balance Sheet

	June 30, 2010	September 30, 2010
Cash	$11,338	$499
Total assets	19,047	499
Accrued payroll due to shareholder	36,609	11,200
Due to affiliate	53,315	30,165
Total liabilities	112,724	41,365
Total stockholders' deficit	(93,677)	(40,866)

Statement of Operations

		For the Period
		From June 22, 2009
	Nine Months Ended	(Date of Inception)
	June 30, 2010	To September 30, 2009

Net revenue	$-	$-

Expenses	262,508	61,466

Net loss	$(262,508)	$(61,466)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average common equivalent
shares outstanding - basic and diluted	18,133,776	10,254,703

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Our lack of generating revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although we have taken significant steps to develop our business plan since our inception, as of the date of this registration statement, we are a development stage company and have not generated any revenues.  We must raise at least an additional estimated up to $50,000, primarily for overhead items related to marketing such as printing, postage and telephone, to implement our current business plan to be able to generate revenues.  We have no commitments to raise any such funds.  We have not entered into any agreements to manufacture our products and we have not yet sold any products.  Our business plan is still speculative and unproven.  There is no assurance that we will be successful in executing our business plan or that even if we successfully develop our products or implement our business plan or thatwe will ever generate revenues or profits, which makes it difficult to evaluate our business.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we do not raise the necessary funds or if we do and make poor budgetary decisions as a result of unreliable historical data, we may never generate revenues or become profitable or incur losses, which may result in a decline in our stock price.

Selling Shareholders may compete with the company for buyers of our shares, making it potentially more difficult for us to raise money which could delay the implementation of our current business plan.

We must raise at least an additional estimated up to $50,000, primarily for overhead items related to marketing such as printing, postage and telephone, to implement our current business plan to be able to generate revenues.  Selling Shareholders may compete with the company for buyers of our shares, making it potentially more difficult for us to raise money which could delay implementation of our current business plan.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

The report of our independent registered public accounting firm that raises substantial doubt as to whether we can continue as a going concern based upon our lack of operating history and revenues.  The financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Risks Related to our Business

Because our current business plan anticipates that we will depend initially on a limited number of third party manufacturers to make and distribute the pet memorial products we will sell, any interruption in the availability of these products inhibit our ability to commence generating revenues or if we ever generate revenues could reduce our revenues.

Our current business plan anticipates that we will rely on a limited number third party manufacturers to make and distribute the pet memorial products we will sell. We do not have any agreements with third party manufacturers or distributors.  Our failure to establish and thereafter maintain existing relationships with our third party manufacturers or distributors or to establish new relationships in the future could also negatively affect our ability to obtain pet memorial products we will sell in a timely manner. If we are unable to obtain or maintain agreements with third party manufacturers or distributors or alternative sources of manufacture or distribution, we may be unable to fulfill customers' orders for particular products, which could inhibit our ability to commence generating revenues or if we ever generate revenues could reduce our revenues.

Because our competitors in the pet memorial products sales business have greater financial and marketing resources than we do, we may never be able to generate revenues or if we are able to generate revenues, we may experience a reduction in market share and revenues.

The markets for our pet memorial products are highly competitive and rapidly changing.  Some of our current and prospective competitors have significantly greater financial, technical, marketing resources than we do.  Our ability to compete in our markets depends on a number of factors, some within and others outside our control.  These factors include: the frequency and success of product introductions by us and by our competitors, the selling prices of our products and of our competitors’ products, consumer attitude and reactions to our products and of our competitors’ products, product distribution by our competitors, our marketing ability and the marketing ability of our competitors, and the quality of customer support offered by us and by our competitors.  Accordingly, we may never be able to generate revenues or if we are able to generate revenues, we may experience a reduction in market share and revenues.

Risks Related to Management and Personnel

We depend heavily on Russell Haraburda, President, who is our sole officer and key employee, and the loss of Mr. Haraburda’s services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. Russell Haraburda, President, our sole officer and key employee. If we were to lose Mr. Russell Haraburda, President, if Mr. Russell Haraburda, President, fails to perform in his respective current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We have no key person insurance on Mr. Haraburda.  We have an employment agreement with Mr. Haraburda.  We depend on the skills and abilities of this sole officer and key employee in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by our loss of his services in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Mr. Russell Haraburda, President, our sole officer and key employee, is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of approximately 95.84% of our outstanding voting securities. Russell Haraburda, our sole officer and key employee, owns approximately 54.47% of our outstanding voting securities.  As a result, he and they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,141,856 shares of our common stock held by non-affiliates and 18,190,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. 550,000 shares of our common stock held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Although we will be a mandatory reporting company under Section 15(d) of the Securites Act of 1933 until and through fiscal year end September 30, 2010, if we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through September 30, 2010, including a Form 10-K for the year ended September 30, 2010, assuming this registration statement is declared effective before that date.  At or prior to September 30, 2010, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2010.  If we do not file a registration statement on Form 8-A at or prior to September 30, 2010, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

USE OF PROCEEDS

Not applicable.  We will not receive any proceeds from the sale of shares offered by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.  In order to assure that selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, we will notified our shareholders and our Transfer Agent that no sales will be allowed prior to the date our shares are quoted on the OTC Bulletin Board without proof of the selling price.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders named below are selling the securities.  The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling shareholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling shareholders upon termination of this offering.   On various days from July 29, 2009 through September 11, 2009, the Company issued 530,000 shares to 73 investors.  The following stock was issued for services to James Burk (137,100 shares) and Michael Williams (137,100 shares), attorneys.  The shares were issued under Section 4(2) of the Securities Act of 1933.  We believe that the selling shareholders listed in the table have sole voting and investment powers with respect to the securities indicated.  We will not receive any proceeds from the sale of the securities by the selling shareholders.   No selling shareholders are broker-dealers or affiliates of broker-dealers.  No selling shareholder except for Mr. Prasad, a Director, and Rita Prasad, his wife, is an officer, director or affiliate.

Selling Shareholder	Shares to be offered by the Selling Stockholders	Percentage owned before Offering	Amount owned after the offering, assuming all shares sold [1]	Percentage owned after the offering, assuming all shares sold [1]	Relationship to us
Hicks, Dr. Gregory	5,000	*	0	0
Rosenberg, Dr. Seth I.	5,000	*	0	0
Sepe, Michael S.	5,000	*	0	0
Saccoccio, August	5,000	*	0	0
D'Alusio, John	5,000	*	0	0
Daugherty, Julie	5,000	*	0	0
Wine, Jack	5,000	*	0	0
Storman, Brian	5,000	*	0	0
Meehan, Michael J.	5,000	*	0	0
Bisciotti, Patsy A.	5,000	*	0	0
Cavalier, Paul	5,000	*	0	0
Gilles, Dr. Thomas	5,000	*	0	0
Gilles, Dr. Greg	5,000	*	0	0
Gilles, Stephen M.	5,000	*	0	0
Vento,John	5,000	*	45,000	*
Vento, Michael	5,000	*	0	0
Black Diamond Holdings, Lyn Spearman, natural person with voting or investment control over these securities	5,000	*	0	0
Valentino, Michael	5,000	*	0	0
Colby, Gregory	5,000	*	0	0
Schuster, Kurt	5,000	*	0	0
Cervinka, John	5,000	*	0	0
Bucheger, James	5,000	*	0	0
Bradley, Henrietta	5,000	*	0	0
Akridge, Eriasi	5,000	*	0	0
Akridge, Damani	5,000	*	0	0
Sepe, Michael J.	5,000	*	0	0
Sepe, Adam C.	5,000	*	0	0
Grube, Doug	5,000	*	0	0
Kanter, Dr. Michael	5,000	*	0	0
Faber, Allen	5,000	*	0	0
Orlik, Michael	5,000	*	0	0
Boscia, James	5,000	*	0	0
Marcum, Debbie	5,000	*	0	0
Ponder, Curtis R.	5,000	*	0	0
Everett, Lloyd	5,000	*	0	0
Kempshall, Scott	5,000	*	0	0
McCrsytal, Thomas J.	5,000	*	0	0
Munroe, Joshua	5,000	*	0	0
Cave, M. & Hatfield, S.	5,000	*	0	0
Porter, John	5,000	*	0	0
Kidd, Steven & Natalia	5,000	*	0	0
Sager, James	5,000	*	0	0
Smith, Kenneth	5,000	*	0	0
Richardson, Michael	5,000	*	0	0
Lander, James	5,000	*	0	0
Wainwright, Danielle	5,000	*	0	0
Jones, John	5,000	*	0	0
Yousef, Aziz	5,000	*	0	0
Buelk, Vincent	5,000	*	0	0
Jenkins, Dorothy	5,000	*	0	0
Morris, Gordon	5,000	*	0	0
DeOliveira, Ernesto	5,000	*	0	0
Montaquila, Robert	5,000	*	0	0
Peterson, Trent	5,000	*	0	0
Duenow, Gene	5,000	*	0	0
Grabanski, Roy	5,000	*	0	0
McNeill, Shawn	5,000	*	0	0
Wallace, Priscilla	5,000	*	20,000	*
Rouson, Darryl	5,000	*	0	0
Boerger, Wayne	5,000	*	0	0
Totten, Scott	5,000	*	0	0
Jensen, Scott	5,000	*	0	0
Vossler, Ralph	5,000	*	0	0
Cooney, Ernie	5,000	*	0	0
Prasad, Roger	5,000	*	0	0	Director
Prasad, Rita	5,000	*	0	0	Wife of Director
Prasad, Sunil	5,000	*	0	0
Swift, Gracie	5,000	*	0	0
Wells, Douglas	5,000	*	0	0
Schwarz/Becher	5,000	*	0	0
Patel, Rick	5,000	*	0	0
Bartley, Oliver	5,000	*	100,000	*
Burke, Toby S.	5,000	*	0	0
Burk, James	10,000	*	127,100	*	Attorney
Williams, Michael	10,000	*	127,100	*	Attorney
TOTAL	550,000

*    Represents ownership of less than one percent

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market.  No market may ever develop for our common stock, or if developed, may not be sustained in the future.  Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 550,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  We will not receive any proceeds of the sale of these securities.  We will pay all expenses of registering the securities.

The securities offered by this prospectus will be sold by the selling shareholders without underwriters and without commissions.  The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the OTC Bulletin Board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person.  We have instructed our selling shareholders that they many not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities.  In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a FINRA market maker must file an application on our behalf in order to make a market for our common stock before a trading symbol can be issued.  We have engaged in preliminary discussions with a FINRA Market Maker, Glendale Securities, to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made and no agreement has been entered into to make such filing.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol if and when a FINRA market maker files our application on Form 211.

FINRA cannot deny an application by a market maker to quote the stock of a company.  The only requirement for inclusion in the bulletin board is that the issuer be current in our reporting requirements with the SEC.

Although we anticipate that securing a qualification for quotation on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board.   There is no assurance that our stock will ever trade on a market other than the OTC Bulletin Board, and as noted above, there is no assurance our stock will ever be qualified for quotation on the OTC Bulletin Board.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities.  Investors do not have direct access to the bulletin board service.  For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually.  Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone.  In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders.  Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Russell Haraburda	54	President and Director
Roger Prasad	38	Director

Russell Haraburda has held his current position since our formation in June 2009.  He became and has been President and CEO of ImagiTrend, Inc. a company that has had no revenues or sales and no employees.  It is not anticipated that ImagiTrend will engage in any business activities in the future.  He has had no relationship with Vista Partners LLC during the past 5 years. He served as Manager of Vista Partners LLC from 1998 to 2004. The company attempted to identify a business owner who was looking for a joint venture partner or strategic alliance with another business to help the owner’s business grow.  For example, a manufacturing company could be introduced to a distribution company.  Vista Partners was unable to identify any business owners that wanted to hire it to perform these type of services, did not secure any clients or customers and ceased operations.  The company had no revenues or employees.  Mr. Haraburda may be considered as a Promoter of our company.  Mr. Haraburda contributes his years of entrepreneurial business experience as a member of our Board.

Mr. Prasad joined us as Director in July 2010.  From September 2009 to date, with World  Capital Advisors LLC, Miami FL, he has been a Wealth Management Advisor.  From June 2007 to May 2009 with Diversified Portfolio Management, a Financial Consulting company, he was CEO / President.  Between May 2009 and September 2009 Mr. Prasad was traveling and was unemployed.  From October 2005 to December  2008 with Intersecurities, Inc., he was a Registered Rep.  From October 2004 to October 2005 with United Securities Alliance, Inc., he was a Registered Rep.  He holds the following licenses:  Mortgage Broker License, Series 3, Series 63 and 6.  He has a BA from Stony Brook University in 1995-1996.  Mr. Prasad brings a decade of financial experience in investments and debt consolidation. He had served as the Chief Executive Office of Diversified Portfolio Management, Inc., a management company that provides consultation and financial services through its affiliation with various partners.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Corporate Governance

Our Board of Directors has three directors and has not established Audit, Compensation, and Nominating or Governance Committees as standing committees. The Board does not have an executive committee or any committees performing a similar function. We are not currently listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. The Board has determined that the no members of the Board are “independent” under the definition set forth in the listing standards of the NASDAQ Stock Market, Inc., which is the definition that the Board has chosen to use for the purposes of the determining independence, as the OTCBB does not provide such a definition. Therefore, none of our current Board members are independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholders is 1900 Main Street, Suite 312, Sarasota, FL 34236.

Name	Number of Shares of Common Stock	Percentage
Russell Haraburda [1]	13,180,000	54.47%
Roger Prasad	10,000	.04%
Living Trust, Gordon Morris, Trustee	10,000,000	41.33%
All officers and directors as a group [2 persons]	13,190,000	54.51%

[1]  Includes 3,180,000 owned by ImagiTrend Group LLC of which Mr. Haraburda is Managing Member.

[2]  Includes 5,000 shares owned by Mr. Prasad and 5,000 shares owned by his wife, Rita Prashad.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 24,194,850 shares of common stock outstanding as of June 30, 2010.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws is qualified in our entirety.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 5,000,000,000 shares of common stock with no par value per share. As of the date of this registration statement, there were 24,194,850 shares of common stock issued and outstanding held by 82 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock in series as fixed by the Directors with no par value per share. As of the date of this Prospectus, there are no preferred shares outstanding.

Preferred stock may be issued in series with preferences and designations as the Board of Directors may from time to time determine. The board may, without shareholders approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of our common shareholders and may assist management in impeding an unfriendly takeover or attempted changes in control. There are no restrictions on our ability to repurchase or reclaim our preferred shares while there is any arrearage in the payment of dividends on our preferred stock.

INTEREST OF NAMED EXPERTS

Our Financial Statements as of September 30, 2009 and the results of operations and cash flows for the year ended September 30, 2009 were audited by Meeks International LLC, as experts in accounting and auditing, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida.  Michael T. Williams, principal of Williams Law Group, P.A., owns 137,100 shares of our common stock, of which 10,000 shares are being registered in this offering.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Wyoming, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Organization

EnviraTrends, Inc. is a Wyoming corporation formed on June 22, 2009.

Our principal office is located at 1900 Main Street, Suite 312, Sarasota, FL 34236.  Phone:  941.365.8835

General

We intend to market a pet memorial product.  We currently intend to secure the services of third party manufacturers to turn cremated pet ashes into glass “Eternal Gems.”  Eternal Gems will differ in color and clarity, and size depends on the weight of the animal. Future customers, if any, will be able to have all the cremated remains converted into an Eternal Gem sculpture or to select a design from the Gemstone or Touchstone Series, which will require a smaller portion of the cremated remains.

On December 23, 2009, we acquired the rights to our products from ImagiTrend Group LLC in exchange for 3,180,000 shares of common stock.  Russell Haraburda, our president and director, is Managing Member of ImagiTrend Group LLC.

Since our inception, we have been continuously engaged in operational activities related to developing our business plan by:

•	Securing the rights to our product as described in “Business – Intellectual Property”

•	Completing the development phase of manufacturing and selling our products by:
o
commencing to contact manufactures in Asia to outsource all manufacturing of our products as well as potential sources to fulfill distribution of our product– although we have no contracts in place as of the date of this registration statement

o	marketing to pet crematoriums, cemeteries, major pet supply chains and veterinarians through discussions between our management and these sources

•	Modifying our current business plan such that we believe we can commence generating revenues with minimal additional capital

o
We have developed our current business plan that requires only an estimated up to$50,000, primarily for overhead items related to marketing such as printing, postage and telephone, to implement our current business plan to enable us to start generating revenues by outsourcing all of our manufacturing and distribution.  We are registering our shares for resale at this time despite our need to raise additional capital because we believe registering these shares will facilitate our ability to secure a qualification for quotation of our securities on the OTCBB and that this qualification will facilitate our ability to raise this minimal amount of additional funding.  Our officer and directors will handle all marketing functions for no additional compensation.  Although we have held preliminary discussions with third party manufactures and distributors, we do not have any binding contracts, agreements or commitments at this time and based upon these discussions do not believe we will have any until we become a public company.  As of November 3, 2010, we have $7,849 in cash in our bank account which we intend to use to implement this current plan.  In the future, if we secure the necessary funding of up to $500,000, we plan on opening a 4,000 square foot production/showroom facility in the second quarter on Washington Blvd. in Sarasota, Florida to distribute and display the Eternal Gems. The opening of the proposed distribution/showroom facility is not critical to our plan to be in the marketplace as soon as possible.

As of the date of this registration statement, manufacturing and distribution of our products by third parties has not commenced.  We have not sold any products as of the date of this registration statement.

We do not consider ourselves a blank check company in that we have a specific implementable business plan to generate revenues as described above, we have already taken steps to implement that business plan and intend to continue to do so, and we do not have any intention to engage in a reverse merger with any unidentified entity in an unrelated industry.

Future Products

We intend to sell a pet memorial product by turning cremated pet ashes into glass called “Eternal Gems.”  Eternal Gems will differ in color and clarity, and size depends on the weight of the animal. Customers will be able to have all the cremated remains converted into an Eternal Gem sculpture or will be able to select a design from the Gemstone or Touchstone Series, which will require a smaller portion of the cremated remains.

A memorial product is generated from the cremation remains of a deceased animal whereby a predetermined amount of bone ash is combined with a predetermined amount of glass forming additive. The manufacturing process involves melding glass grade sand to achieve a liquid state. In addition, a glass modifier may be added to enhance the durability of the final solid product. A flux may also be added to reduce the melting temperature of the mixture. These additives are combined with bone ash and milled to a desired particulate size to form a powder mixture. The mixture is heated to a melting temperature for a resident time to form a glass melt which is then poured into a mold. The cast or molded form is annealed for a resident time at a predetermined temperature to avoid stress fractures or crystallization from cooling too quickly or slowly. The infused glass with the incorporated ashes is then molded and sculptured into the final art form or piece of jewelry.

We will offer the following types of Eternal Gems:

·
The Gemstone Series: Includes gems that are available in three sizes, ring (1/2”); pendant (3/4”) and ornament (1-1/4”). These gems can be displayed on their own or used in a variety of attractive settings.

o	Eternal Halo. The Halo or circle of light has a luminous holographic effect formed by the gem’s balanced rays of light.

o	Eternal Heart. Our heart design features brilliant flashes of light and is a graceful representation of the life and love shared with a pet.
o	Eternal Teardrop. This elegant shape illuminates the emotional bond between companion animal and owner.
o	Eternal Iris. Representing the tranquility and beauty of nature, this hexagonal shaped gem is named after the Iris flower.
o	Eternal Cross. Based on the Christian cross motif, this design is one of the most recognized memorial symbols.

·
The Touchstone Series These gems feature a simpler, softer, rounded design known as “en cabochon” (French for in the round). Available in the Eternal Heart, Teardrop and Cross designs, these gems are approximately two inches in size and are ideal for holding in the palm of your hand.

·	The Sculpture Series

o
Eternal Pyramid. Representing one of mankind’s oldest monuments, the Eternal Pyramid symbolizes great wonder, mystery and power as a tribute to a companion animal. It is ideal for mounting on a base or for individual display.

o	The Ovalisk. The egg-shaped design, symbolic of rebirth and renewal, demonstrates nature’s circle of life.
o	The Obelisk. A pillar shape that tapers to a point as it rises, the Eternal Obelisk stands as an elegant commemoration of a pet.

On December 23, 2009, we acquired the rights to our products from ImagiTrend Group LLC in exchange for 3,180,000 shares of common stock.  Russell Haraburda, our president and director, is Managing Member of ImagiTrend Group LLC.

Markets and Marketing

The market for our products are pet owners and in some cases relatives of pet owners. There are no contracts with customers. We anticipate that our products will be sold through internet advertising, either as stand alone ads or piggybacking on the complementary products; through catalogue sales and through mass mailings. Further sales outlets are veterinarians, pet and pet product stores and pet cemeteries.

Our product will be individually produced for our customers and packaged and shipped by initially our suppliers. Sales will principally be through telephone requests to our or outsourced sales staff and through mail in inquiries and follow up by our own sales staff.

Insurance

We have no products liability or other insurance.

Intellectual Property

We have no intellectual property except that relating to our current products which on December 23, 2009, we acquired from ImagiTrend Group LLC in exchange for 3,180,000 shares of common stock.  The intellectual property consists of certain trade secrets relating to the manufacturing and design of our product.  The prior owners applied for a patent but that application was abandoned and no patent issued.  We are advised by patent counsel that the subject matter of the prior patent application is, in all probability, not patentable and therefore we have assigned the intellectual property a nominal value.  On December 7, 2005, ImagiTrend, Inc. acquired all right to the product from Eternal Gems, Inc., Ted Yardley and Armando Gonzalez in exchange for 2,500,000 common shares of ImagiTrend, Inc.  Those intellectual property rights were transferred to ImagiTrend Group, LLC on December 23, 2009 from which we acquired the rights as stated above.

Environmental Issues

We have not incurred and do not expect to incur any costs relating to environmental matters.

Competition and Market Position

There are no competitors doing exactly what we do. There are pet memorials which are generally urns in which cremated pet ashes are placed, but they are not directed to the memorial being a work of art. Potential customers have other options such as pet burial.  Our principal methods of competition are through the unique nature of the product and its artistic value.

Research and Development

We have not incurred research and development expenses during the last two fiscal years.

Employees

We have the following full time employees:

o	Administrative – 1
o	Management – 1

We have no part time employees.  We have no collective bargaining agreement with our employees.  We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  The Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Plan of Operation

Since our inception, we have been continuously engaged in operational activities related to developing our business plan by:

•	Securing the rights to our product as described in “Business – Intellectual Property”

•	Completing the development phase of manufacturing and selling our products by:
o
commencing to contact manufactures in Asia to outsource all manufacturing of our products as well as potential sources to fulfill distribution of our product– although we have no contracts in place as of the date of this registration statement

o	marketing to pet crematoriums, cemeteries, major pet supply chains and veterinarians through discussions between our management and these sources

•	Modifying our current business plan such that we believe we can commence generating revenues with minimal additional capital

o
We have developed our current business plan that requires only an additional estimated up to $50,000, primarily for overhead items related to marketing such as printing, postage and telephone, to implement our current business plan to enable us to start generating revenues by outsourcing all of our manufacturing and distribution.  We are registering our shares for resale at this time despite our need to raise additional capital because we believe registering these shares will facilitate our ability to secure a qualification for quotation of our securities on the OTCBB and that this qualification will facilitate our ability to raise this minimal amount of additional funding.  Our officer and directors will handle all marketing functions for no additional compensation.  Although we have held preliminary discussions with third party manufactures and distributors, we do not have any binding contracts, agreements or commitments at this time and based upon these discussions do not believe we will have any until we become a public company.  As of November 3, 2010, we have $7,849 in cash in our bank account which we intend to use to implement this current plan.  In the future, if we secure the necessary funding of up to $500,000, we plan on opening a 4,000 square foot production/showroom facility in the second quarter on Washington Blvd. in Sarasota, Florida to distribute and display the Eternal Gems. The opening of the proposed distribution/showroom facility is not critical to our plan to be in the marketplace as soon as possible.

As of the date of this registration statement, manufacturing and distribution of our products by third parties has not commenced.  We have not sold any products as of the date of this registration statement.

If we cannot secure additional capital from investors, we will attempt to negotiate with third party manufacturers and distributors to provide services on credit secured by potential receivables from future sales.  If we are unable to do so, we will not be able to commence operations until we secure the minimal additional funding or otherwise make arrangements with third parties as described above.

Liquidity and Capital Resources

During the period June 22, 2009 (date of inception) through June 30, 2010, we have raised $220,600 through the sale of our common stock, and an affiliate has provided $23,150 through the payment of certain expenses on our behalf.  We will need to raise additional capital in order to remain operational in the future.  We intend to pursue various financing alternatives to meet our immediate and long-term financial requirements. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

From inception, we have suffered from continuous losses with an accumulated deficit of $323,974 as of June 30, 2010. The continuation as a going concern through June 30, 2010 is dependent upon the continued financial support from our stockholders. Also, we are currently pursuing the additional financing for our operations. However, there is no assurance that we will be successful in securing sufficient funds to sustain the operations.

Going Concern

Our financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  We are in the development stage and have not generated any revenues from operations and have incurred accumulated losses of $323,974.  As of December 31, 2009, the Company has negative working capital of $96,386.  These conditions raise substantial doubt about our ability to continue as a going concern.  We have issued stock to raise capital to fund current operations and believe that additional shares can be issued to fund operations until we begin generating revenue. We are in the process of contracting with suppliers to manufacture the product and have begun marking and advertising campaigns.  If we are unable to find a manufacturer, then we might have to cease operations unless a viable alternative is found.

Critical Accounting Policies

Cash and Cash Equivalents

For purposes of the statements of cash flows, EnviraTrends considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Revenue Recognition

EnviraTrends plans to recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

DESCRIPTION OF PROPERTY

EnviraTrends subleases office space from an affiliate for $2,226 per month.  The affiliates lease expired December 31, 2009 at which time the affiliate continued on a month to month basis or be subject to the terms of a new master lease.  Effective January 1, 2010, the Company will pay month to month to the affiliate until it can determine its course of action or until the month to month master lease between the affiliate and landlord is terminated.   The Company has recorded rent expense for $7,344 for the period June 22, 2009 (date of inception) to September 30, 2009.  The Company has included the $7,344 as due to affiliate in the accompanying balance sheet to this registration statement.

The property is adequate for our current needs.

We do not intend to renovate, improve, or develop properties.  We are not subject to competitive conditions for property and currently have no property to insure.  We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages.  Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 22, 2009, the Company issued 10,000,000 shares of common stock to Mr. Haraburda, our founder and president.  We valued these shares at $0.001 per share at par value as founder’s shares.

Until October 1, 2010, EnviraTrends subleased office space from an ImagiTrend, Inc., an affiliate of which Mr. Haraburda is the sole officer and director, for $1,447 per month.  The sublease expired December 31, 2009 at which time the Company was able to continue on a month to month basis.  The Company has continued to pay month to month.  The Company has recorded rent expense of $10,450, $7,344, and $17,794 for the nine months ended June 30, 2010, for the period June 22, 2009 (date of inception) to September 30, 2009, and the cumulative period from June 22, 2009 (date of inception) to March 31, 2010, respectively.  Commencing October 1, 2010, we will pay rent of $2,226 per month directly to the landlord.

From June 22, 2009 (date of inception) through September 30, 2009, ImagiTrend, Inc.an affiliate of which Mr. Haraburda, our president and majority stockholder is the sole officer and director, paid certain expenses on behalf of the Company.  The amount due to ImagiTrend, Inc. as of June 30, 2010 and September 30, 2009 is $53,315 and $30,165, respectively, which is non interest bearing and unsecured.

On December 23, 2009, 3,180,000 shares of common stock were issued to the ImagiTrend Group LLC, an affiliate of which Mr. Haraburda, our president and majority stockholder is the managing member, for acquisition of rights to products.

We believe that all related party transactions were on terms at least as favorable as we would have secured in arm’s-length transactions with third parties.  Except as set forth above, we have not entered into any material transactions with any director, executive officer, and promoter, beneficial owner of five percent or more of our common stock, or family members of such persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales.  Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.  We have no plans, proposals, arrangements, or understandings with any person with regard to the development of a trading market in any of our securities.

Options, Warrants, Convertible Securities

There are no options, warrants or convertible securities outstanding.

Penny Stock Considerations

Our shares will be "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.  Generally, an individual with a net worth in excess of $1,000,000, or annual income exceeding $100,000 individually or $300,000 together with his or her spouse, is considered an accredited investor.  In addition, under the penny stock regulations the broker-dealer is required to:

·
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commissions relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

·	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
·
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

·
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

OTC Bulletin Board Qualification for Quotation

To be quoted on the OTC Bulletin Board, a FINRA market maker must file an application on our behalf in order to make a market for our common stock before a trading symbol can be issued.  We have engaged in preliminary discussions with a FINRA Market Maker, Glendale Securities, to file our application on Form 211 with FINRA, but as of the date of this prospectus, no filing has been made and no agreement has been entered into to make such filing.  Based upon our counsel’s prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 – 8 weeks for FINRA to issue a trading symbol if and when a FINRA market maker files our application on Form 211.

Sales of our common stock under Rule 144.

There are 1,141,856 shares of our common stock held by non-affiliates and 18,190,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities. 550,000 shares of our common stock held by non-affiliates are currently eligible for resale or are being registered in this offering, however affiliates will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had 82 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

Assuming this registration statement is not declared effective until after September 30. 2010, as a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will file periodic reports, proxy statements, and other information with the Securities and Exchange Commission through September 30, 2011, assuming this registration statement is declared effective before that date. Thereafter, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2011. However, at or prior to September 30, 2011, we intend voluntarily to file a registration statement on Form 8-A. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. If we do not file a registration statement on Form 8-A at or prior to September 30, 2011, our securities can no longer be quoted on the OTC Bulletin Board. We currently intend to voluntarily send an annual report to shareholders containing audited financial statements.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Principal Executive Officer, our most highly compensated executive officers other than our CEO who occupied such position at the end of our latest fiscal year, by us, or by any third party where the purpose of a transaction was to furnish compensation, for all services rendered in all capacities to us for the latest fiscal year ended September 30, 2009.

Name	Title	Year	Salary		Bonus	Stock awards	Option awards	Non equity Incentive plan compensation	Non qualified deferred compensation	All other Compensation	Total
Russell Haraburda	President	2009	$20,000[1	]	0	0	0	0	0	0	$20,000

[1]  On August 1, 2009, the Company entered into an employment agreement with Russell Haraburda, the Company’s President.  The agreement provides for a monthly salary of $10,000.  During the period August 1, 2009 through September 30, 2009, Mr. Haraburda received $8,800.  As of September 30, 2009, the amount due to Mr. Haraburda is $11,200.

Summary Equity Awards Table

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of September 30, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END SEPTEMBER 30, 2009
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Russell Haraburda	0	0	0	0	0	0	0	0	0

Narrative disclosure to summary compensation and option tables

We have an employment agreement with Mr. Haraburda as President effective August 1, 2009.  The principal provisions of the agreement are as follows:

·	Term of Employment. Mr. Haraburda's employment will begin on the date set forth above, and continue indefinitely unless sooner terminated by the Company.

·
Monthly Salary.  Mr. Haraburda's monthly salary will be ten thousand dollars ($10,000), payable within five business days of the start of each month.  Payment for may be deferred and accrued until the Company receives adequate funding to pay the monthly salary.

·
Full-Time Effort. Mr. Haraburda shall be required to devote his full time to the business. Mr. Haraburda shall contribute his time and skills as is reasonably necessary to promote the business in a successful and profitable manner.

At no time during the last fiscal year with respect to any person listed in the Table above was there:

·
any outstanding option or other equity-based award repriced or otherwise materially modified (such as by extension of exercise periods, the change of vesting or forfeiture conditions, the change or elimination of applicable performance criteria, or the change of the bases upon which returns are determined;

·	any waiver or modification of any specified performance target, goal or condition to payout with respect to any amount included in non-stock incentive plan compensation or payouts;

·	any option or equity grant;

·	any non-equity incentive plan award made to a named executive officer;

·	any nonqualified deferred compensation plans including nonqualified defined contribution plans; or

·	any payment for any item to be included under All Other Compensation (column (i)) in the Summary Compensation Table.

Board of Directors

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Russell Haraburda, Roger Prasad	0	0	0	0	0	0	0

Narrative to Director Compensation Table

We have no compensation arrangements (such as fees for retainer, committee service, service as chairman of the board or a committee, and meeting attendance) with directors.

No director has a different compensation arrangement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

ENVIRATRENDS, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

Contents

Page

Report of Independent Registered Public Accounting Firm	F-1

Financial Statements

Balance Sheet as of June 30, 2010 (unaudited) and for the Period From June 22, 2009 (Date of Inception) to September 30, 2009	F-2

Statements of Operations for the Nine Month Ended June 30, 2010 (unaudited) and for the Period From June 22, 2009 (Date of Inception) to September 30, 2009, and Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (unaudited)
F-3

Statement of Stockholders’ Equity for the Period from June 22, 2009 (Date of Inception) to June 30, 2010 (unaudited)	F-4

Statements of Cash Flows for the Nine Months Ended June 30, 2010 (unaudited) and for the Period From June 22, 2009 (Date of Inception) to September 30, 2009, and Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (unaudited)
F-5

Notes to Financial Statements	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
EnviraTrends, Inc.
Sarasota, FL

We have audited the accompanying balance sheet of EnviraTrends, Inc. (a development stage company) as of September 30, 2009, and the related statements of operations, stockholders’ deficit, and cash flows for the period from June 22, 2009 (inception), to September 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, and audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnviraTrends, Inc as of September 30, 2009, and the results of its operations and its cash flows for the initial period then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital, locate and complete a merger with another company and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern.  Management’s plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
MEEKS INTERNATIONAL, LLC

Tampa, Florida
July 29, 2010

ENVIRATRENDS, INC.
(A Development Stage Company)
BALANCE SHEET
AS OF JUNE 30, 2010 AND SEPTEMBER 30, 2009

	June 30,	September 30,
	2010	2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash	$11,338	$499
Other current assets	5,000	-
TOTAL CURRENT ASSETS	16,338	499

Equipment, net	2,709	-

TOTAL ASSETS	$19,047	$499

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accrued expenses	$22,800	$-
Accrued payroll due to shareholder	36,609	11,200
Due to affiliate	53,315	30,165
TOTAL CURRENT LIABILITIES	112,724	41,365

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT):
Common stock, no par value, 5,000,000,000 shares authorized; 24,194,850 and 10,530,000 shares issued and outstanding as of June 30, 2010 and September 30, 2009, respectively	230,297	20,600
Deficit accumulated during development stage	(323,974)	(61,466)
Total stockholders' (deficit)	(93,677)	(40,866)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$19,047	$499

The accompanying notes are an integral part of these financial statements.

ENVIRATRENDS, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 2010 AND PERIOD ENDED SEPTEMBER 30, 2009
AND FOR THE PERIOD FROM JUNE 22, 2009 (DATE OF INCEPTION) TO JUNE 30, 2010

		For the Period	Cumulative
		From June 22, 2009	From June 22, 2009
	Nine Months Ended	(Date of Inception)	(Date of Inception)
	June 30, 2010	To September 30, 2009	To June 30, 2010
	(Unaudited)		(Unaudited)

Net revenue	$-	$-	$-

Expenses	262,508	61,466	323,974

Net loss	$(262,508)	$(61,466)	$(323,974)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)	$(0.02)

Weighted average common equivalent shares outstanding - basic and diluted	18,133,776	10,254,703	16,000,300

 The accompanying notes are an integral part of these financial statements.

ENVIRATRENDS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' (DEFICIT)
FOR THE PERIOD FROM JUNE 22 , 2009 (DATE OF INCEPTION) TO JUNE 30, 2010

			Deficit
			Accumulated
			During	Total
	Common Stock		Development	Stockholders'
	Shares	Amount	Stage	(Deficit)
Balance, June 22, 2009 (Inception)	-	$-	$-	$-

Issuance of 10,000,000 shares to the founder and president valued at $0.001 per share	10,000,000	10,000	-	10,000

Issuance of 530,000 shares of common stock for cash; each share issued for $0.02 per share	530,000	10,600	-	10,600

Net loss	-	-	(61,466)	(61,466)

Balance, September 30, 2009	10,530,000	$20,600	$(61,466)	$(40,866)

Issue 10,005,000 shares of common stock for cash; each share issued for $0.02 per share	10,005,000	200,100	-	200,100

Issue 3,180,000 shares of common stock for product rights to a related party	3,180,000	-	-	-

Issue 274,200 shares of common stock for services	274,200	5,484	-	5,484

Issue 342,750 shares of common stock for compensation	342,750	6,855	-	6,855

Cancellation of 137,100 shares of common stock for services	(137,100)	(2,742)	-	(2,742)

Net loss	-	-	(262,508)	(262,508)

Balance, June 30, 2010 (unaudited)	24,194,850	$230,297	$(323,974)	$(93,677)

 The accompanying notes are an integral part of these financial statements.

ENVIRATRENDS, INC
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		For the Period	Cumulative
		From June 22, 2009	From June 22, 2009
	Nine Months Ended	(Date of Inception)	(Date of Inception)
	June 30, 2010	To September 30, 2009	To June 30, 2010
	(Unaudited)		(Unaudited)
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
Net loss	$(262,508)	$(61,466)	$(323,974)
Adjustment to reconcile net loss to net cash (used) in operating activities
Depreciation expense	291	-	291
Stock issued for services	9,597	10,000	19,597
Change in operating assets and liabilities:
Prepaids and other assets	(5,000)	-	(5,000)
Accrued expenses	22,800	-	22,800
Accrued payroll due to shareholder	25,409	11,200	36,609
Net cash (used) in operating activities	(209,411)	(40,266)	(249,677)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of computer equipment	(3,000)	-	(3,000)
Net cash (used) in provided by financing activities	(3,000)	-	(3,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in due to affiliates	23,150	30,165	53,315
Issuance of common stock for cash	200,100	10,600	210,700
Net cash provided by financing activities	223,250	40,765	264,015

NET INCREASE IN CASH & CASH EQUIVALENTS	10,839	499	11,338

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	499	-	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$11,338	$499	$11,338

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

EnviraTrends, Inc.
(A Development Stage Company)
Notes To Financial Statements
For The Nine Months Ended June 30, 2010 (Unaudited) and for the Period From
June 22, 2009(Date of Inception) to September 30, 2009 and the
Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

EnviraTrends, Inc. (the “Company”), a development stage company, was organized in Wyoming on June 22, 2009. The Company is in the development stage as defined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 915, “Development Stage Entities.”  The Company is in the business of selling pet memorial products. The fiscal year end is September 30.

Development Stage Company and Going-Concern

The Company is in the development stage since planned principal activities have not commenced and the Company has not generated any revenue. In a development stage company, management devotes most of its activities to developing a market for its products and services. These financial statements have been prepared on a going-concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business.

The Company has a deficit accumulated during the development stage of $323,974. Further, the Company has negative working capital of $96,386 as of June 30, 2010.  These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuation of the Company as a going-concern and the ability of the Company to emerge from the development stage is dependent upon the continued financial support from its stockholders, the ability of the Company to obtain necessary equity and debt financings to continue operations and to generate sustainable revenue. There is no guarantee that the Company will be able to raise adequate equity or debt financings or generate profitable operations.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents

For purposes of the statements of cash flows, EnviraTrends considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The accompanying notes are an integral part of these financial statements.

EnviraTrends, Inc.
(A Development Stage Company)
Notes To Financial Statements
For The Nine Months Ended June 30, 2010 (Unaudited) and for the Period From
June 22, 2009(Date of Inception) to September 30, 2009 and the
Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (Unaudited)

Revenue Recognition

EnviraTrends plans to recognize revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to ASC Topic 740, “Income Taxes.”  Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial amounts at year-end.  The Company adopted the provisions of FASB ASC 740-10, Accounting for Uncertainty in Income Taxes - An interpretation of FASB Statement 109, (formerly FASB issued Interpretation 48 - FIN 48), on October 1, 2009.  FASB ASC 740-10-65 clarifies the accounting and disclosure requirements for uncertainty in tax positions, as defined.  It required a two-step approach to evaluate tax positions and determine if they should be recognized in the financial statements.  The two-step approach involves recognizing any tax positions that are “more likely than not” to occur and then measuring those positions to determine if they are recognizable in the financial statements.  Management regularly reviews and analyzes all tax positions and has determined that no aggressive tax positions have been taken.

Basic and Diluted Net Loss per Share

Basic earnings per common share is computed based upon the weighted average number of common shares outstanding during the period. Diluted earnings per share consists of the weighted average number of common shares outstanding plus the dilutive effects of options and warrants calculated using the treasury stock method. In loss periods, dilutive common equivalent shares are excluded as the effect would be anti-dilutive.

Stockholders’ Equity

The Company records shares as issued when the obligation to issue has occurred and the subscriber has all the rights and duties of a stockholder.

Recently Issued Accounting Pronouncements

EnviraTrends does not expect the adoption of recently issued accounting pronouncements to have a material effect on its results of operations, financial position, or cash flows.

NOTE 2 – STOCKHOLDERS’ EQUITY

On June 22, 2009, the Company issued 10,000,000 shares of common stock to the founder and president.  The Company valued these shares at $0.001 per share.

The accompanying notes are an integral part of these financial statements.

EnviraTrends, Inc.
(A Development Stage Company)
Notes To Financial Statements
For The Nine Months Ended June 30, 2010 (Unaudited) and for the Period From
June 22, 2009(Date of Inception) to September 30, 2009 and the
Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (Unaudited)

As of September 30, 2009, EnviraTrends has a total of 73 investors. 70 investors have invested $100 each, 1 investor invested $2,100, 1 investor invested $1,000 and 1 investor invested $500 to arrive at the total of $10,600.  The price of the stock was $.02 per share.

On various days from July 29, 2009 through September 11, 2009, the Company issued 530,000 shares for $0.02 per share to 73 investors.  70 investors invested $100 each, one investor invested $2,100, one investor invested $1,000 and one investor invested $500 to arrive at the total of $10,600.

During December, 2009, the Company issued 5,005,000 shares of common stock to unrelated parties for $100,100.

On December 22, 2009, the Company issued 3,180,000 shares of common stock to purchase certain product rights and trademarks from ImagiTrend Group LLC (“ImagiTrend”), a related party.  The value of the intangible assets on ImagiTrend’s records at the date of purchase was $0 because ImagiTrend Inc. had permanently impaired the intangible assets.  Since the transaction was with a related party, the Company is not able to step up the value of the intangible assets; therefore, the Company assigned $0 to this transaction.

On December 23, 2009, the Company issued 274,200 shares of common stock for services valued at $5,484.

On December 23, 2009, the Company issued 342,750 shares of common stock for compensation valued at $6,855.

On April 26, 2010, as part of a settlement agreement between the Company and the previous CFO, the Company canceled 137,100 shares of common stock.

On April 30, 2010, the Company issued 5,000,000 shares of common stock to an unrelated party for $100,000.

The Company has the ability to issue up to 20,000,000 shares of no par value preferred stock.  As of June 30, 2010, there no shares issued and outstanding.

NOTE 3 – RELATED PARTY TRANSACTIONS

EnviraTrends subleases office space from an affiliate for $1,447 per month.  The sublease expires December 31, 2009 at which time the Company is able to continue on a month to month basis or be subject to the terms of a new master lease.  The Company has not determined if the option will be executed at this time; therefore, effective January 1, 2010, the Company will pay month to month until it can determine its course of action.  The Company has recorded rent expense of $10,450, $7,344, and $17,794 for the nine months ended June 30, 2010, for the period June 22, 2009 (date of inception) to September 30, 2009, and the cumulative period from June 22, 2009 (date of inception) to June 30, 2010.

The accompanying notes are an integral part of these financial statements.

EnviraTrends, Inc.
(A Development Stage Company)
Notes To Financial Statements
For The Nine Months Ended June 30, 2010 (Unaudited) and for the Period From
June 22, 2009(Date of Inception) to September 30, 2009 and the
Cumulative Period From June 22, 2009 (Date of Inception) to June 30, 2010 (Unaudited)

From June 22, 2009 (date of inception) through June 30, 2010, ImagiTrend Inc., of which the president and majority stockholder is managing member, paid certain expenses on behalf of the Company.  The amount due to ImagiTrend Inc. as of June 30, 2010 and September 30, 2009 is $53,315 and $30,165, respectively, which is non interest bearing and unsecured.

On December 23, 2009, 3,180,000 shares of common stock were issued to the ImagiTrend for acquisition of rights to products. (See Note 2)

NOTE 4 – INCOME TAXES

EnviraTrends uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the current period, EnviraTrends incurred a net loss and therefore has no tax liability.

NOTE 5 – DUE TO SHAREHOLDER

On August 1, 2009, the Company entered into an employment agreement with Russell Haraburda, the Company’s President.  The agreement provides for a monthly salary of $10,000.  As of June 30, 2010 and September 30, 2009, the amount due to Mr. Haraburda is $36,609 and $11,200, respectively.

The accompanying notes are an integral part of these financial statements.

PROSPECTUS
ENVIRATRENDS, INC.

Dated _____________, 2010

Selling shareholders are offering up to 550,000 shares of common stock.  The selling shareholders will offer their shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board  and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Wyoming Business Corporation Law (W.S. 17-16-851 and 17-16-856) authorizes indemnification for directors, officers and other individuals where such person: (1) conducted himself in good faith; and (2) reasonably believed that his conduct was in or at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (4) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation, as authorized by W.S. 17-16-202(b)(v).

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$1
Legal Fees and Expenses	60,000
Accounting Fees and Expenses*	40,000

Total*	$100,001

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

On June 22, 2009, the Company issued 10,000,000 shares of common stock to the founder and president.  The Company valued these shares at $0.001 per share for total deemed consideration of $10,000.

On various days from July 29, 2009 through September 30, 2009, the Company issued 530,000 shares for $0.02 per share to 73 investors for total consideration of $10,600.

On October 6, 2009 and December 2, 2009,  the Company issued 5,000 and 5,000,000 shares, respectively, for $0.02 per share to 2 investors for total consideration of $101,100.

On December 22, 2009,  the Company issued to ImagiTrend Group LLC (“ImagiTrend”), a related party, 3,180,000 shares for product rights  and trademarks.  The value of the intangible assets as reported by ImagiTrend at the date of purchase was $0 as the intangible assets were impaired.

On December 23, 2009, the following stock was issued with the services and compensation being valued using a per share price of $0.02 for aggregate deemed consideration of $12,339.

•	James Burk - 137,100 shares for legal services in connection with the filing of this registration statement valued using a per share price of $0.02 for deemed consideration of $2,742
•	Michael Williams - 137,100 shares for legal services in connection with the filing of this registration statement valued using a per share price of $0.02 for deemed consideration of $2,742
•	Braxton Jones - 137,100 shares for compensation as secretary, a non-executive officer, valued using a per share price of $0.02 for deemed consideration of $2,742
•	Diane Gerletti - 205,650 shares for compensation as office administrative assistant valued using a per share price of $0.02 for deemed consideration of $4133

On April 23, 2010,  the Company issued 5,000,000 shares for $0.02 per share to one investors for total consideration of $100,000.

On April 26, 2010 the Company issued 137,100 shares that were originally issued to Braxton Jones for compensation were cancelled.

The shares were issued under Section 4(2) of the Securities Act of 1933.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

o	None of these issuances involved underwriters, underwriting discounts or commissions.
o	Restrictive legends were and will be placed on all certificates issued as described above.

o	The distribution did not involve general solicitation or advertising.
o	The distributions were made only to investors who had a pre-existing relationship and who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

o	Access to all our books and records.
o	Access to all material contracts and documents relating to our operations.

o	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

EXHIBITS

Item 3

1.	Articles of Incorporation EnviraTrends, Inc.
2	Amendment to Articles of Incorporation of EnviraTrends, Inc.
3	Amendment to Articles of Incorporation of EnviraTrends, Inc.

4.	Bylaws of EnviraTrends, Inc.
5.	Articles of Correction of EnviraTrends, Inc. *
6.	Qualification of EnviraTrends, Inc. to do business as foreign corporation in Florida *

Item 4

1.	Form of common stock Certificate of the EnviraTrends, Inc. *

Item 5

1.	Legal Opinion of Williams Law Group, P.A. *

Item 10

1.	Agreement with ImagiTrend Group LLC
2.	Employment Agreement with Russell Haraburda
3.	Employment Agreement with Russell Haraburda, as amended *
4.	Terms of Sublease *

Item 23

1.	Consent of Meeks International LLC *
2.	Consent of Williams Law Group, P.A. (included in Exhibit 5.1) *

*filed herewith

All other Exhibits called for by Rule 601 of Regulation SB-2 or SK are not applicable to this filing.

(1)  Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Sarasota FL on November 10, 2010.

EnviraTrends, Inc.

	Name	Date	Signature
By: Russell Haraburda	Russell Haraburda, President, Chief Executive Officer	November 10, 2010	/s/ Russell Haraburda
and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE
/s/ Russell Haraburda	Russell Haraburda	President and Director, Principal Executive Officer,	November 10, 2010
Principal Financial Officer and Principal Accounting Officer

/s/ Roger Prasad	Roger Prasad	Director	November 10, 2010